EXHIBIT 4.2




                              UNITED TRANSNET, INC.
              1996 STOCK AND OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


         1.  PURPOSE

         The purpose of this 1996 Stock and Option Plan for Non- Employee Directors (the "Plan") is to advance the interests of United TransNet, Inc. (the "Company") and its Subsidiaries (as hereinafter defined) by providing to each of the Directors of the Company who is not also an officer or an employee of the Company or a Subsidiary an added incentive to continue in the service of the Company, and a more direct interest in its future success, by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth through the acquisition of stock of the Company and by granting to those Directors options ("Options," and each individually an "Option") to purchase stock of the Company, subject to the terms and conditions of the Plan. The term "Subsidiary" as used in the Plan means a corporation, partnership or other entity whose controlling stock or other ownership interest is owned directly or indirectly by the Company.

         The Options granted hereunder are not intended to be incentive stock options or to qualify for special federal income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


         2.  ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board of Directors of the Company (the "Board"). A majority of the Directors acting upon a particular matter shall have no personal interest in the matter with which they are concerned. The Board shall appoint a person (the "Plan Administrator") to keep records of all Elections (as defined in Section 5).

         The Board shall have no authority, discretion or power to select the participants who will receive Common Stock pursuant to the terms of the Plan (a "Grant"), to set the number of shares to be issued in connection with a Grant, to select the participants who will receive Options, to set the number of shares to be covered by each Option, to set the exercise price or the period within which Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to its express provisions and except in accordance with Section 12.

         Subject to the foregoing limitations, the Board may: (1) construe the respective Stock Option Agreements and Plan and make all other determinations necessary or advisable for administering the Plan; (2) correct any defect or


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supply any omission or reconcile any  inconsistency  in the Plan or in any Stock
Option Agreement in the manner and to the extent it shall deem expedient to carry it into effect; and (3) constitute and appoint a person or persons selected by the Board to execute and deliver in the name and on behalf of the Company all agreements, instruments and other documents. Notwithstanding the foregoing, the Board shall have no discretionary or interpretative power or authority with respect to any Grant or Option that would cause any Non-Employee Director (as defined in Section 4) to fail to be a "disinterested person" as defined in Rule 16b-3 or its successor under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


         3.  STOCK SUBJECT TO THE PLAN

         The total number of shares of stock that may be subject to grant under the Plan shall be 50,000 of the Company's outstanding Common Stock, $0.001 par value per share (the "Common Stock"), from either authorized but unissued shares or treasury shares. The number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 9. In the event that any Options granted under the Plan shall be surrendered to the Company or shall terminate, lapse, or expire for any reason without having been exercised in full, the shares not purchased under such Options shall be available again for issuance pursuant to the Plan.


         4.  ELIGIBILITY

         Only Non-Employee Directors (as hereinafter defined) may be granted Common Stock or Options under the Plan. The term "Grantee," as used in the Plan, refers to a Non-Employee Director to whom Common Stock has been granted. The term "Optionee," as used in the Plan, refers to any individual to whom an Option has been granted.

           The term "Non-Employee Director" as used in the Plan means an individual who (a) is now or hereafter becomes a member of the Board by virtue of an election by the stockholders of the Company or election or appointment by the Board, and (b) is neither an employee nor an officer of the Company or a Subsidiary. The term "Director Retainer Fee" as used in the Plan means the annual retainer fee paid to a Non-Employee Director. The term "Director's Compensation" as used in the Plan means all payments to an individual for services rendered as a Director of the Company and as a Chairman of any committee of the Board and shall include the annual retainer fee and fees paid for attendance at meetings of the Board or any committee thereof, other than that portion of a Director's Director Retainer Fee that is paid in accordance with Section 6 of this Plan.



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                                        3



         The amount of a Director's Compensation paid to a Non- Employee Director in cash shall be reduced pro-rata to reflect his election to receive grants of Common Stock in lieu of cash.


         5.  ELECTION CONCERNING DIRECTOR'S COMPENSATION

         Each  Non-Employee  Director  may  make  an  irrevocable  election  (an
"Election"), in accordance with the terms of this Section 5, either (a) to receive a grant of Common Stock in lieu of cash for twenty-five percent (25%), fifty percent (50%), seventy-five percent (75%) or 100 percent (100%) of his Director's Compensation, or (b) not to participate in this Section 5 of the Plan. Elections shall be made in writing and delivered to the Plan Administrator and shall, except as otherwise provided in this Section 5, apply to all of a Director's Compensation paid at least six (6) months after the date the Election is delivered to the Plan Administrator. The Elections of Non-Employee Directors serving on the Effective Date shall be delivered to the Plan Administrator on or before June 30, 1996. The Elections of individuals who subsequently become Non-Employee Directors shall be delivered to the Plan Administrator on or before the June 30 or December 31 next following the date on which they become members of the Board, and such Non-Employee Directors shall not be eligible to participate in this Section 5 of the Plan prior to the June 30 or December 31 next following the date on which the Non-Employee Director first becomes a member of the Board. A Non-Employee Director may revoke or change his Election by filing a new Election with the Plan Administrator; provided, however, that in no event shall the effective date of an Election be less than six (6) months after the date of delivery of the Election to the Plan Administrator.

         On each date on which a payment of Director's Compensation is due, Common Stock shall be granted to Non-Employee Directors who have on file with the Plan Administrator an Election to forego all or part of their cash Director's Compensation. Each Grant shall be for that number of shares of Common Stock that is equal in fair market value, as determined pursuant to Section 7(a), to 100 percent (100%) of the foregone cash Director's Compensation; provided, however, that if the result of the computation just described includes a fractional share, the number of shares granted shall be reduced by the amount of the fractional share and the Non-Employee Director shall receive such amount in cash. In the event the aggregate number of shares of Common Stock authorized under the Plan and to be granted under this Section 5 is insufficient to make such grants in full, after giving effect to any Options which are to be granted on such date, each Non-Employee Director shall be awarded a pro-rata portion of the available shares.




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         6.  ANNUAL FORMULA AWARDS OF OPTIONS

         As of the first day of each calendar year following the calendar year in which the Plan is adopted (the "Grant Date"), there shall be granted to each Non-Employee Director who is an incumbent member of the Board on that date an Option to acquire that number of shares of Common Stock that must be taken into account in order for the Option to have a value, determined using the Black-Scholes formula as described in Appendix A, equal to 70 percent (70%) of the Director Retainer Fee in effect for the preceding calendar year.

         If on any Grant Date the number of shares remaining available under the Plan is fewer than the aggregate number calculated under the preceding paragraph of this Section 6 for all Non-Employee Directors then serving, then the number of shares so remaining shall be apportioned pro-rata among the Options to be granted on that Grant Date; provided, however, that the number of shares to be granted under each Option shall always be a whole number.

         Notwithstanding the foregoing, if a Non-Employee Director's service terminates during a calendar year for any reason whatsoever, his Director Retainer Fee for such year shall be prorated for the portion of the year served and all of the pro-rated Director Retainer Fee, including the portion normally payable in the form of an Option pursuant to this Section 6, shall be paid to him in the form of cash promptly upon termination; provided, however, that the Non-Employee Director may prior to such payment elect to receive all or a portion of his cash Director's Compensation, including the portion of his Director Retainer Fee that would have been paid in the form of an Option but for his termination from service, in the form of Common Stock pursuant to Section 5 above.


         7.  TERMS OF OPTIONS

         Each Option shall be evidenced by a written Stock Option Agreement in such form as the Board shall approve from time to time, which shall conform to the following terms and conditions and such other terms and conditions not inconsistent with the Plan as the Board considers appropriate in each case:

                  (a) Option Price. The option exercise price per share of Common Stock under each Option shall be the fair market value of the Common Stock on the Grant Date. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, the "fair market value" of a share of Common Stock at any particular date shall be determined according to the following rules:
         (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the Nasdaq National Market, the fair



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          market  value  shall be the closing  price of the Common  Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, the fair market value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, or (2) an appraisal by an independent party, or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange or the Nasdaq National Market, then the fair market value shall be the mean between the lowest and highest reported sale prices (or the lowest reported bid price and the highest reported asked price) of the Common Stock on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq National Market, as the case may be, then the fair market value shall be the mean between the lowest and highest reported sale prices (or the lowest reported bid price and the highest reported asked price) of the Common Stock on the last day prior to such date for which there was trading reported on the principal exchange or the Nasdaq National Market, as the case may be.

                  (b) Settlement of Options. Payment of the exercise price shall be made in cash or check payable to the Company or, at the Optionee's election (but only if such election shall not cause such Optionee to cease to be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act), by delivery of shares of Common Stock of the Company already owned by the Optionee or to be received upon exercise of the Option, or by a "cashless exercise" through a broker acceptable to the Company, as described in the following paragraph.

                  Options may be exercised by means of a "cashless exercise" procedure approved in all respects in advance by the Plan Administrator, in which a broker: (i) transmits the option price to the Company in cash or acceptable cash equivalents, either (1) against the Optionee's notice of exercise and the Company's confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having a fair market value equal to the option price, or (2) as the proceeds of a margin loan to the Optionee; or (ii) agrees to pay the option price to the Company in cash or acceptable cash equivalents upon the broker's receipt from the



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          Company of stock certificates  issued in the name of the broker for at least that number of shares having a fair market value equal to the option price. The Optionee's written notice of exercise of an Option pursuant to a "cashless exercise" procedure must include the name and address of the broker involved, a clear description of the procedure and such other information or undertaking by the broker as the Plan Administrator shall reasonably require.

                  If payment of the option price is to be made in shares of Common Stock already owned by the Optionee or to be received upon exercise of the Option, such shares must be fully vested and free of all liens, claims and encumbrances of any kind; provided, further, that the Optionee may not make payment in shares of Common Stock that he acquired upon the earlier exercise of any incentive stock option, unless he has held the shares until at least two (2) years after the date the incentive stock option was granted and at least one (1) year after the date the incentive stock option was exercised. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in his name representing a number of shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery that is not greater than the exercise price, such certificates to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the shares represented by such certificates. If the exercise price exceeds the fair market value of the shares for which certificates are delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess.

                  (c)  Restrictions on Exercise.

                           (i) Each Option shall be immediately exercisable in full on the Grant Date.

                           (ii) The minimum number of shares with respect to which an Option may be exercised at any one time shall be 100 shares, or such lesser number as is subject to exercise under the Option at the time.

                  (d)  Duration.

                           (i) Except as otherwise provided in this Section 7(d), each Option shall expire no later than ten (10) years after the Grant Date.

                           (ii) In the event of a Non-Employee Director's retirement on account of maximum age, permanent disability, failure to be re-elected as a Director or to stand for re-election, resignation,



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          or other  termination  of service  (collectively,  a "Separation  from
          Service"), the Option may be exercised by the Non-Employee Director during its specified term within sixty (60) days of the Separation from Service; provided, however, that in the event a Non-Employee
          Director  is  removed  for  cause,  the  Option  shall   automatically
          terminate as of the date of his removal from office.

                           (iii) In the event of a Non-Employee Director's death, the Option may be exercised by his heirs, legatees, or legal representatives during its specified term within one (1) year of the date of death.

                  (e) Method of Exercise. An Option may be exercised in full at one time or in part from time to time by written notice to the Chief Financial Officer of the Company stating the number of shares with respect to which the Option is being exercised and accompanied by payment in full for such shares in accordance with Section 7. Such notice shall be delivered in person or by facsimile transmission to the Chief Financial Officer or shall be sent by registered mail, return receipt requested, to the Chief Financial Officer, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

                  At the time specified in an Optionee's notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to the Optionee (or other person entitled to exercise the Option) at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the shares as to which the Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

                  Notwithstanding the foregoing, the Company may delay issuance of shares pursuant to an Option (i) until the person exercising the Option has complied with all of the terms and conditions of the Plan and the applicable Stock Option Agreement, and (ii) for such period as may be required for the Company with reasonable diligence to comply with any applicable requirements of law.


         8.       PURCHASE FOR INVESTMENT

         The Company shall not be required to transfer any Common Stock issued pursuant to the Plan or to sell or issue any Common Stock upon exercise of any Option or pursuant to Section 5 hereof if the transfer, sale, or issuance of such shares will result in a violation by the Non-Employee Director or the Company of any provisions of any law, statute or regulation of any governmental


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authority.  Specifically,  in  connection  with the  Securities  Act of 1933, as amended (the "Securities Act"), upon the exercise of an Option or the issuance of Common Stock pursuant to Section 5 the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the Non-Employee Director will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer, sale, or issue of Common Stock to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.


         9.  CHANGES IN CAPITAL STRUCTURE

         In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Board in the number and kind of shares of Common Stock or other securities subject to the Plan, or subject to any outstanding Options; provided, however, that no such adjustment shall result in any Optionee's holding an Option to purchase a fractional share, and to the extent necessary to eliminate fractional shares, numbers of shares shall be rounded down to the next whole number. Any adjustment in outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement shall be correspondingly adjusted. Any adjustment made by the Board shall be conclusive and binding upon all affected persons, including the Company and all Non-Employee Directors.

         If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary or other affiliate for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of Common Stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.



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         Except as  otherwise  provided  in the  preceding  paragraph,  if while unexercised Options remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control (as defined herein), then, except as otherwise specifically provided to the contrary in an Optionee's Stock Option Agreement, the Board, in its discretion, shall amend the terms of all outstanding Options so that either:

                           (i) after the effective date of such merger, consolidation, sale or Change of Control, as the case may be, each Optionee shall be entitled, upon exercise of an Option, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, sale or Change of Control if he had been the holder of record of the number of shares of Common Stock as to which the Option is being exercised, or shall be entitled to receive from the successor entity a new stock option of comparable value; or

                           (ii) all outstanding Options shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, provided that each Optionee shall have the right to exercise his Option according to its terms during the period of ten
         (10) days ending on the day preceding the effective date of such merger, consolidation, liquidation, sale or Change of Control; or

                           (iii) all outstanding Options shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the Option been exercised in full and no disposition of the shares acquired upon such exercise had been made prior to such merger, consolidation, liquidation, sale or Change in Control, less the option price therefor. Upon receipt of such consideration by the Optionee, his or her Option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the Option had been exercised shall be determined in good faith by the Board, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of
         Section 7(a).

                  For purposes of this Section 9, a "Change in Control" shall mean the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of



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          beneficial  ownership  (within the  meaning of Rule 13d-3  promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting or economic power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by (i) the
          Company or any Subsidiary or (ii) any corporation with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such acquisition in substantially the
          same  proportion  as  their  ownership,   immediately  prior  to  such
          acquisition, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

         Except as expressly provided to the contrary in this Section 9, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options.


         10.  METHOD OF GRANTING OPTIONS AND COMMON STOCK

         The grant of Options and Common Stock shall be made by action of the Board at a meeting at which a quorum of its members is present, or by unanimous written consent of all its members; provided, however, that if an individual to whom a grant has been made fails to execute and deliver to the Plan Administrator a Stock Option Agreement within thirty (30) days after it is submitted to him, the Option granted under the agreement shall be voidable by the Company at its election, without further notice to the Optionee.


         11.  MISCELLANEOUS

               (a) No Guarantee of Continuation in Office. The Plan shall not give any Non-Employee Director any right with respect to continuation of his Directorship, nor shall it affect or restrict the right of the Company or any assuming or succeeding Company or the stockholders thereof to terminate his Directorship at any time.

               (b) Rights of Grantee. A Grantee shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends; provided, however, that a Grantee shall have none of the rights of a stockholder of the Company prior to the date on which a Grant is made.

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                                       11



               (c) Effect of Option. The grant of an Option shall not entitle the Optionee to have or claim any rights of a stockholder of the Company, whether as to dividends, voting rights or otherwise.

               (d) Use of Proceeds. The proceeds from the sale of shares pursuant to Option shall constitute general funds of the Company.

               (e) Compliance with Applicable Laws and Regulations. Upon the grant of Common Stock or the exercise of any Option granted hereunder, the recipient shall file any and all reports required of him under the Exchange Act, or otherwise.

               (f) Construction. The titles of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

               (g) Compliance with Rule 16b-3 Intended. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Plan Administrator fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.


         12.  EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

         The Plan shall be effective as of June 1, 1996, subject to ratification prior to such date or by a date no later than six months after such date by (a) the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the stockholders of the Company, or (b) by the written consent of the holders of a majority (or such greater degree as may be prescribed under the Company's charter, by-laws, and applicable state law) of the capital stock of the Company entitled to vote thereon (voting as a single class).

         The Board may grant Common Stock or Options under the Plan from time to time until the close of business on January 30, 2006.

         The Board may at any time amend the Plan, provided, however, that without approval of the Company's stockholders there shall be no: (i) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 9; (ii) change in the class of individuals eligible to receive Grants or Options under the Plan; (iii) material increase in the obligations of the Company or rights of any Non-Employee Director under the Plan or any Option granted pursuant to the Plan; (iv) change in substance of any provision relating to eligibility to participate in, or price, amount, timing or vesting of awards under the Plan; or (v) other change in the Plan that requires stockholder approval under applicable law. No amendment shall adversely affect outstanding Options without the consent of the Optionee.

         The Plan may be terminated at any time by action of the Board, but any such termination will not adversely affect Common Stock granted pursuant to the Plan or Options then outstanding, without the consent of the Non-Employee Director.

         Except as required to comply with the requirements of the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, no amendment to any provisions of this Plan relating to the amount, price and timing of awards under the Plan shall be made unless at least six (6) months have elapsed since the adoption of the Plan or any subsequent amendment affecting such provisions.

                                                    APPENDIX A

                                               Black-Scholes Formula

Present value of call option = PN(d1) - EXe-rftN(d2)

where
                  log (P/EX) + rft + [sigma]2t/2
        d1 =      -------------------------------
                                [sigma]x/t

                  log (P/EX) + rft - [sigma]2t/2
        d2 =      -------------------------------
                                [sigma]x/t

     N(d) =       cumulative normal probability density function

       EX = exercise price of option, as determined pursuant to Section 7(a) of the Plan

         t  =     time to expiration date, which shall be ten (10) years

         v = fair market value of the security on the Grant Date, as the term fair market value is defined and determined pursuant to
                  Section 7(a) of the Plan.

         P = v discounted over t (i.e., time to expiration date) at a rate equal to the dividend yield ("y"), as follows:

                                             P =  v/(1 + y)t

                  y (i.e., dividend yield) is calculated as the annualized dividend based on the Company's most-recently declared dividend within the six months immediately preceding the Grant Date, divided by v on the Grant Date.

        [sigma]2 =variance per period of continuously compounded rate of return on Common Stock; provided, however, that for the first three Grant Dates following adoption of the Plan the variance shall be determined by using the average variance per period of continuously compounded rate of return of the Common Stock of a peer group consisting of Air Express International Corp., Expeditors International of Washington Inc., Harper Group Inc. and U.S. Delivery Systems Inc.

                  In the event the Common Stock of any of said four corporations shall cease to be publicly-traded prior to the third of the aforesaid three Grant Dates, the Board shall substitute an appropriate replacement for said corporation.

         rf = continuously compounded risk-free rate of interest, which shall be the yield as of the December 1 preceding such Grant Date on a U.S. Treasury Bond with coupon interest stripped therefrom, with a maturity date as close as possible to the expiration date of the option, as may be determined from generally available published sources such as The Wall Street Journal.